UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2006

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

MedQuist Inc. (the “Company”) is filing this Current Report on Form 8-K to report changes to its compensation arrangements with certain of its executive officers.

Under the Company’s Management Bonus Plan for 2005, all executive officers of the Company have the opportunity to earn an annual bonus in the event that the Company and the executive officers both attain pre-established bonus plan target objectives.  Although the Company did not meet its pre-established bonus plan target objectives for 2005, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved a recommendation to the Board to make discretionary bonus payments equal to fifty percent (50%) of each executive officer’s bonus eligibility under the Management Bonus Program. For those executive officers that commenced employment with the Company during the first six months of 2005, the bonus payment was calculated on a pro rata basis. Based upon the Compensation Committee’s recommendation, the Board of Directors approved discretionary bonus payments as set forth in the table below. These payments were made on March 14, 2006.

Name	Title	Bonus Award
Adele T. Barbato	Senior Vice President, Human Resources	$36,667	(1)
Michael F. Clark	Senior Vice President, Operations	$49,005
Kathleen E. Donovan	Chief Financial Officer	$42,188	(2)
Mark E. Ivie	Chief Technology Officer	$22,500	(2)

(1)                                  Pro rated based upon a February 28, 2005 employment commencement date.

(2)                                  Pro rated based upon a June 27, 2005 employment commencement date.

The Compensation Committee did not increase the base salary of any of the Company’s executive officers for 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: March 20, 2006	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer